                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       VARI-LITE INTERNATIONAL, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 9:00 a.m. local time, on Friday, March 1, 2002, at the Company's offices at 201 Regal Row, Dallas, Texas 75247. A Notice of Annual Meeting, Proxy Statement and form of proxy card are enclosed. A copy of the Company's 2001 Annual Report is also enclosed. At this meeting you will be asked to:

    (i) Elect two Class II directors to serve until the annual meeting of stockholders to be held in 2005; and

    (ii) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    It is important that your shares be represented at the meeting. Whether or not you expect to attend the meeting in person, however, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience.

                                                 Very truly yours,

                                                 /s/ H.R. Brutsche III
                                                 ----------------------------------------------------
                                                 H.R. BRUTSCHE III
                                                 CHAIRMAN OF THE BOARD

Dallas, Texas
January 25, 2002

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 1, 2002

                            ------------------------

    The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 201 Regal Row, Dallas, Texas 75247, on Friday, March 1, 2002 at 9:00 a.m. local time, for the following purposes:

    1. To elect two Class II directors to serve until the annual meeting of stockholders to be held in 2005; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on January 15, 2002 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder and at least 10 days prior to the meeting at the office of the Secretary of the Company at the address listed above.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person.

                                                 By Order of the Board of Directors

                                                 /s/ Jerome L. Trojan III
                                                 ----------------------------------------------------
                                                 JEROME L. TROJAN III
                                                 SECRETARY

Dallas, Texas
January 25, 2002

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 1, 2002

                            ------------------------

    This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 1, 2002 (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder may revoke a proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person. Your attendance at the meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy card form are first being sent to stockholders on or about January 25, 2002.

                         ACTION TO BE TAKEN AT MEETING

    The shares represented by proxy cards will be voted according to the instructions indicated therein when stockholders have appropriately specified how their shares represented thereby should be voted. Unless the stockholder otherwise specifies therein, the shares represented by his proxy card will be voted (i) FOR the election as Class II directors of the nominees listed under "Election of Directors" and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 15, 2002. At the close of business on that date the Company had 7,800,003 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

    The following table sets forth, as of January 15, 2002, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock,
(2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers for services rendered for the fiscal year ended
September 30, 2001 (collectively, the "Named Executive Officers") and (4) all current directors and executive officers as a group:

                                                                BENEFICIAL OWNERSHIP(1)
                                                             -----------------------------
NAME OF BENEFICIAL OWNER                                     NUMBER OF SHARES   PERCENTAGE
------------------------                                     ----------------   ----------
H. R. Brutsche III(2)......................................       740,342           9.5%
James H. Clark, Jr.(3).....................................       656,236           8.4%
John D. Maxson(4)..........................................       724,840           9.3%
John R. Rettberg...........................................        10,000             *
William C. Scott...........................................        52,500             *
J. Anthony Smith(5)........................................       758,944           9.7%
J. R. K. Tinkle............................................             0             *
Anthony G. Banks(5)........................................       758,936           9.7%
Philip D.C. Collins(5).....................................       758,940           9.7%
Michael J.C.C. Rutherford(5)...............................       758,936           9.7%
Richard W. Bratcher, Jr.(6)................................        23,374             *
Kyle G. Fluegel(7).........................................        20,584             *
Fuminori Kobayashi(8)......................................         3,000             *
T. Clay Powers(9)..........................................        63,024             *
Jerome L. Trojan III(10)...................................        47,467             *
All current directors and executive officers as a group
  (16 persons)(11).........................................     3,131,887          40.2%

------------------------
  *  Less than one percent.

 (1) Except as otherwise indicated, each person named above has sole voting power and investment power with respect to such Common Stock.

 (2) Includes 45,164 shares held by Brutsche Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, 15,900 shares held by Mr. Brutsche's wife and 5,327 shares held by the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP") for the benefit of Mr. Brutsche. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust and his wife. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

 (3) Includes 616,157 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, 12,500 shares held by the James H. and Carolyn Clark Charitable Remainder Unitrust and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares held by the James H. and Carolyn Clark Charitable Remainder Unitrust and his wife. Mr. Clark's address is 3738 Oak Lawn, Suite 102, Dallas, Texas 75219.

 (4) Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares held by the trust. Mr. Maxson's address is 2811 Eisenhower Dr., Carrollton, Texas 75007.

 (5) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Independent Trustees (Jersey) Ltd., Re: G45 ("G45"), Independent Trustees (Jersey) Ltd., Re: G46 ("G46"), Independent Trustees (Jersey) Ltd., Re: G47 ("G47") and Independent Trustees (Jersey) Ltd.,
     Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. Ashtray Music Ltd. holds 292,059 shares that are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares. The address of Messrs. Banks, Collins, Rutherford and Smith is 25 Ives Street, London SW3 2ND England.

 (6) Includes 3,610 shares held by the ESOP for the benefit of Mr. Bratcher and 16,000 shares issuable upon exercise of stock options within 60 days.

 (7) Includes 2,644 shares held by the ESOP for the benefit of Mr. Fluegel and 17,640 shares issuable upon exercise of stock options exercisable within 60 days.

 (8) Includes 2,000 shares issuable upon exercise of stock options exercisable within 60 days.

 (9) Includes 4,934 shares held by the ESOP for the benefit of Mr. Powers and 48,000 shares issuable upon exercise of stock options exercisable within 60 days.

 (10) Includes 1,200 shares held by Mr. Trojan's wife, 2,767 shares held by the ESOP for the benefit of Mr. Trojan and 30,600 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Trojan disclaims beneficial ownership of the shares held by his wife.

 (11) Includes 22,752 shares held by the ESOP for the benefit of some of such persons and 141,000 shares issuable upon exercise of stock options exercisable within 60 days.

                               QUORUM AND VOTING

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. Broker non-votes are not included in vote totals and, as such, will have no effect on any proposal. The holders of outstanding Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

    Two Class II directors are to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2005 or until their successors are duly elected and qualified. Set forth below is certain information concerning the persons nominated for election as directors of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

CLASS II NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2005:

JAMES H. CLARK, JR.

    James H. Clark, Jr., 65, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and is a director of various Company subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988. Mr. Clark's son is married to the daughter of Mr. C. Vincent Prothro, a former director of the Company who passed away in November 2000.

JOHN R. RETTBERG

    John R. Rettberg, 64, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee, Omnibus Committee and Audit Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrop Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan-Fleming Asset Management, a manager of mutual funds, and Credit Suisse Asset Management, an investment manager.

    The present directors of the Company whose terms will expire after 2002 are as follows:

CLASS III DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2003:

H.R. BRUTSCHE III

    H.R. Brutsche III, 57, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception.
Mr. Brutsche has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board and Chief Executive Officer of Vari-Lite, Inc. ("Vari-Lite") and, until August 1999, Mr. Brutsche served as Vari-Lite's President.

J. ANTHONY SMITH

    J. Anthony Smith, 57, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of various Company subsidiaries. Mr. Smith has been the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 25 years, and Ives Street Developments Limited, a property management company, for more than nine years.

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2004:

JOHN D. MAXSON

    John D. Maxson, 61, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception.
Mr. Maxson served as Chairman of the Board of Woosch, Inc. ("Woosch"), formerly known as Showco, Inc., the business of which was sold in November 2000, for more than 25 years and has served as Chairman of IGNITION! Creative Group, Inc. ("Ignition") since its inception in September 1994 until its closure in April 2001.

WILLIAM C. SCOTT

    William C. Scott, 67, has been a director of the Company since March 2001. From 1999 to the present, Mr. Scott has been engaged in personal investment activities. Mr. Scott was the Chairman and Chief Executive Officer of Panavision Inc., a designer and manufacturer of high precision film camera systems for the motion picture and television industries, from 1988 to 1999. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc., a manufacturer of industrial products. Prior to 1972, Mr. Scott was a Group Vice President of Cordura Corporation, a business information company, for three years and Vice President of Booz, Allen & Hamilton, a management consulting firm, for five years. He is also a director of Edison Control Corporation, a designer, manufacturer and distributor of concrete pumping systems and accessories.

J. R. K. TINKLE

    J. R. K. Tinkle, 61, has been a director of the Company since March 2001. From 1999 to the present, Mr. Tinkle has been engaged in personal investment activities. From 1984 to 1999, Mr. Tinkle was Chairman and Chief Executive Officer of Air Florida, Inc., a passenger airline provider, and its successor, Phoenix Ventures, Inc., a venture capital company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

NAME                                                  POSITION
----                        ------------------------------------------------------------
H. R. Brutsche III........  Chairman of the Board and Chief Executive Officer of the
                            Company
James H. Clark, Jr........  Director of the Company
John D. Maxson............  Director of the Company
John R. Rettberg..........  Director of the Company
William C. Scott..........  Director of the Company
J. Anthony Smith..........  Director of the Company
J. R. K. Tinkle...........  Director of the Company
Richard W. Bratcher, Jr...  Vice President--Customer Service of Vari-Lite
Bill F. Byrd..............  Vice President--Manufacturing of Vari-Lite
Tracy E. Key..............  Vice President and Corporate Controller of the Company
Fuminori Kobayashi........  President and Representative Director of Vari-Lite
                            Asia, Inc. ("Vari-Lite Asia")
Edward Pagett.............  General Manager of Vari-Lite Europe, Ltd.
Janis C. Pestinger........  Assistant Secretary of the Company and Vice
                            President--Administration and Assistant Secretary of
                            Vari-Lite
T. Clay Powers............  President and Chief Operating Officer of the Company
Robert H. Schacherl.......  Vice President--Sales and Marketing of Vari-Lite
Jerome L. Trojan III......  Vice President--Finance, Chief Financial Officer, Treasurer
                            and Secretary of the Company

    Information concerning the business experience of Messrs. Brutsche, Clark, Maxson, Rettberg, Scott, Smith and Tinkle is provided under "Election of Directors."

    Richard W. Bratcher, Jr., 41, has served as Vice President--Customer Service of Vari-Lite since November 2000. Prior to the sale of the business of Woosch in November 2000, Mr. Bratcher was the President, Chief Executive Officer and a director of Woosch since July 1996. He served as Vice President and General Manager of Woosch from August 1993 until July 1996 and as its shop manager from August 1987 until August 1993. Mr. Bratcher also served in various other capacities with Woosch since 1983.

    Bill F. Byrd, 52, has served as Vice President--Manufacturing of Vari-Lite since October 2000. From March 1999 to October 2000, Mr. Byrd served as Director of Manufacturing of Central Industrial Supply, a manufacturer of sheet metal components for the electronic industry. From January 1996 to January 1999, Mr. Byrd served as Vice President of Manufacturing of Thermalloy, Inc., a manufacturer of heat sinks for the electronic industry. Prior to January 1996, Mr. Byrd served in various positions with Zexel USA Corporation, Texas Division, including Vice President of Manufacturing Operations, Director of Manufacturing Operations and Director of Quality Assurance. Zexel USA Corporation is a manufacturer of automotive heat exchangers.

    Tracy E. Key, 40, has served as Vice President and Corporate Controller of the Company since August 1999. From April 1998 to August 1999, Ms. Key served as Vice President and Controller of International Operations of the Company. From January 1997 to April 1998, Ms. Key served as Controller of International Operations of the Company. Prior to January 1997, Ms. Key served as Manager of Financial Planning and Reporting of the Company since August 1993. From June 1990 to August 1993, Ms. Key served in various financial positions within the Corporate and International Divisions of Occidental Chemical Corp., a division of Occidental Petroleum Corporation.

    Fuminori Kobayashi, 59, has served as Representative Director (the equivalent of chief executive officer) of Vari-Lite Asia since July 1998 and as its President since October 1998. Mr. Kobayashi previously served as a Vice President of Vari-Lite Asia since August 1997. From 1996 to June 1997,
Mr. Kobayashi served as General Manager to the Managing Director of the International Marketing Division of Kenwood Corporation ("Kenwood"), and from April 1994 to 1996 served as Kenwood's General Manager of the International Logistics Department in Japan. Kenwood specializes in home and car audio products, test and measuring equipment and telephone and communications equipment. From September 1989 to March 1994, Mr. Kobayashi was the President and Representative Director of Kenwood Electronics France S.A., a wholly owned subsidiary of Kenwood in Japan.

    Edward Pagett, 40, has been General Manager of Vari-Lite Europe, Ltd. since August 1999. From March 1998 to August 1999, Mr. Pagett served as Director of Sales and Marketing for Vari-Lite Europe, Ltd. From November 1995 to March 1998, Mr. Pagett served as European Leasing Manager for Vari-Lite Production Services, Ltd. From June 1984 to November 1995, Mr. Pagett served in a variety of positions with Strand Lighting, a lighting manufacturer, including Project Manager, Product Manager and Business Development Manager.

    Janis C. Pestinger, 50, has been Assistant Secretary of the Company since May 1993. Ms. Pestinger also has served as Vice President--Administration and Assistant Secretary of Vari-Lite since May 1993 and December 1992, respectively, and for more than three years prior to December 1993 as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite since 1979 and with Woosch from 1979 until the disposition of its business in November 2000.

    T. Clay Powers, 42, has been the President and Chief Operating Officer of the Company and Vari-Lite since August 1999. From July 1996 until August 1999, Mr. Powers served as Vice President--Product Development and Manufacturing of Vari-Lite. Prior to that he served as the President and Chief Executive Officer of Woosch since April 1992. Mr. Powers also served as a director of Woosch from December 1990 until the disposition of its business in November 2000. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Woosch and from January 1990 to January 1991 Mr. Powers served as its Vice President--Internal Operations. Mr. Powers served in various other capacities with Woosch since 1982.

    Robert H. Schacherl, 47, has been the Vice President--Sales and Marketing of Vari-Lite since July 2001. From 2000 to July 2001, Mr. Schacherl was engaged in personal investment activities. Mr. Schacherl was a founding partner and from 1986 until 2000, served as President and Vice President, Worldwide Sales of High End Systems, Inc., a designer and manufacturer of lighting instrumentation. From 1977 to 1986, Mr. Schacherl was Vice President Operations of Blackstone Audio-Visual, a provider of special effect, multi-media turnkey systems.

    Jerome L. Trojan III, 36, has served as Vice President--Finance, Chief Financial Officer and Secretary of the Company since August 1999. Mr. Trojan has also served as Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of Vari-Lite since August 1999 and of Woosch from August 1999 until its disposition in November 2000. From April 1998 until August 1999, Mr. Trojan was Vice President--Corporate Development of the Company and he has served as Treasurer of the Company since January 1997. Prior to that, he served as Manager--Financial Analysis since joining the Company in May 1995. From November 1993 to May 1995, Mr. Trojan served as the Manager of Financial Analysis and Accounting for Heartland Capital Partners, LLP, a private venture capital fund. From January 1989 to October 1993, Mr. Trojan served in various positions with Deloitte & Touche LLP, including Audit Manager immediately prior to his departure.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to the Company's Named Executive Officers for services rendered to the Company during each of the three fiscal years then ended September 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       ------------
                                                       ANNUAL COMPENSATION              SECURITIES
                                              --------------------------------------    UNDERLYING
                                    FISCAL                            OTHER ANNUAL     OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)   COMPENSATION($)     (#) (1)      COMPENSATION($)
---------------------------        --------   ---------   --------   ---------------   ------------   ---------------
H.R. Brutsche III ...............    2001     $519,258    $142,503     $ 83,500(2)            --         $49,448(3)
  Chairman of the Board and Chief    2000     $519,228          --       83,500(2)            --         $49,287(3)
  Executive Officer of the           1999     $519,243          --     $104,375(2)            --         $48,776(3)
  Company

Richard W. Bratcher, Jr .........    2001     $136,595    $ 55,533           --           10,000         $ 6,456(4)
  Vice President--Customer           2000     $128,431          --           --           10,000         $ 6,483(4)
  Service of Vari-Lite               1999     $116,182          --           --           12,500         $ 4,686(4)

Kyle G. Fluegel .................    2001     $147,561    $ 19,396           --           10,000         $ 6,803(6)
  Former Vice President--            2000     $140,062          --           --           10,000         $ 6,053(6)
  Engineering of Vari-Lite(5)        1999     $108,750          --           --            5,000         $ 4,723(6)

Fuminori Kobayashi ..............    2001     $152,826    $ 12,636           --           10,000              --
  President and Representative       2000     $163,044          --           --               --         $ 2,185(7)
  Director of Vari-Lite Asia         1999     $147,068    $  6,704           --               --         $ 1,453(7)

T. Clay Powers ..................    2001     $270,310    $ 80,958           --           25,000         $ 7,314(8)
  President and Chief Operating      2000     $250,058          --           --               --         $ 7,314(8)
  Officer of the Company             1999     $195,498          --           --           55,000         $ 7,590(8)

Jerome L. Trojan III ............    2001     $169,129    $ 50,899           --           25,000         $ 6,621(9)
  Vice President--Finance, Chief     2000     $130,090    $ 10,000           --               --         $ 6,621(9)
  Financial Officer, Treasurer       1999     $ 95,468          --           --           40,000         $ 4,190(9)
  and Secretary of the Company

------------------------------
(1) Options to acquire shares of Common Stock.

(2) These amounts were paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement (as hereinafter defined). See "Executive Compensation--Director Compensation."

(3) These amounts include $3,887, $3,729 and $3,979 in the fiscal years ended September 30, 2001, 2000 and 1999, respectively, which were paid on behalf of Mr. Brutsche for the Policies (as hereinafter defined) pursuant to the Split-Dollar Agreements (as hereinafter defined); $22,525 for a term life insurance policy maintained on the life of Mr. Brutsche for each of fiscal 2001, fiscal 2000 and fiscal 1999; $15,685, $15,683 and $15,685 which were paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in fiscal 2001, fiscal 2000 and fiscal 1999, respectively; $4,250, $4,250 and $3,882 which were contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan in fiscal 2001, fiscal 2000 and fiscal 1999, respectively; and $3,100 (estimated), $3,100 and $2,705 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsche in fiscal 2001, fiscal 2000 and fiscal 1999, respectively. See "Executive Compensation--Employment Agreements."

(4) This amount includes $4,250, $4,276 and $2,938, which were contributed by the Company on behalf of Mr. Bratcher to the Company's 401(k) plan in the fiscal years ended September 30, 2001, 2000 and 1999, respectively; and $2,206 (estimated), $2,206 and $1,749 worth of Common Stock held in the ESOP which was allocated to Mr. Bratcher in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

(5) Mr. Fluegel, although still an employee of the Company, resigned his position of Vice President--Engineering of Vari-Lite during the fiscal year ended September 30, 2001.

(6) These amounts include $4,250, $3,500 and $2,717 which were contributed by the Company on behalf of Mr. Fluegel to the Company's 401(k) plan in the fiscal years ended September 30, 2001, 2000 and 1999, respectively; and $2,553 (estimated), $2,553 and $2,006 worth of Common Stock held in the ESOP which was allocated to Mr. Fluegel in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

(7) This amount includes the value of Common Stock held in the Vari-Lite International, Inc. Employees' Stock Equivalence Plan (which such Plan was terminated effective December 31, 2000) which was allocated to Mr. Kobayashi.

(8) These amounts include $4,250, $4,250 and $4,885 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 2001, 2000 and 1999, respectively; and $3,064 (estimated), $3,064 and $2,705 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

(9) These amounts include $4,250, $4,250 and $2,387 which were contributed by the Company on behalf of Mr. Trojan to the Company's 401(k) plan in the fiscal years ended September 30, 2001, 2000 and 1999, respectively; and $2,371 (estimated), $2,371 and $1,803 worth of Common Stock held in the ESOP which was allocated to Mr. Trojan in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

SUMMARY OF OPTION GRANTS

    The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the 2001 fiscal year:

                                              NUMBER OF     PERCENT OF
                                             SECURITIES    TOTAL OPTIONS   EXERCISE
                                             UNDERLYING     GRANTED TO     PRICE PER                GRANT DATE
                                               OPTIONS     EMPLOYEES IN      SHARE     EXPIRATION    PRESENT
NAME                                         GRANTED (#)    FISCAL YEAR     ($/SH)        DATE      VALUE $(1)
----                                         -----------   -------------   ---------   ----------   ----------
H.R. Brutsche III..........................     --            --             --           --           --
Richard W. Bratcher, Jr.(2)................    10,000            5.4%       $1.125      12/01/10      $3,803
Kyle G. Fluegel(2)(3)......................    10,000            5.4%       $1.125      12/01/10      $3,803
Fuminori Kobayashi(2)......................    10,000            5.4%       $1.125      12/01/10      $3,803
T. Clay Powers(2)..........................    25,000           13.5%       $1.125      12/01/10      $9,508
Jerome L. Trojan III(2)....................    25,000           13.5%       $1.125      12/01/10      $9,508

------------------------------
(1) The grant date present value was determined using a Black-Scholes option pricing model with the following assumptions: dividend yield of zero; volatility of 30%; risk-free interest rate of 4%; and expected life of five years.

(2) Such options become exercisable ratably over a five-year period, with one-fifth of the shares vesting on each of the first through the fifth anniversaries of the date of grant.

(3) Mr. Fluegel, although still an employee of the Company, resigned his position of Vice President--Engineering of Vari-Lite during the fiscal year ended September 30, 2001.

    The following table provides information on the stock options that the Named Executive Officers held at September 30, 2001:

                                                                                      VALUE OF
                                                                   NUMBER OF         UNEXERCISED
                                                                  SECURITIES        IN-THE-MONEY
                                                                  UNDERLYING         OPTIONS AT
                                                              UNEXERCISED OPTIONS      FISCAL
                                                              AT FISCAL YEAR-END    YEAR-END ($)*
                                                               (#) EXERCISABLE/     EXERCISABLE/
NAME                                                             UNEXERCISABLE      UNEXERCISABLE
----                                                          -------------------   -------------
H.R. Brutsche III...........................................         --                  --
Richard W. Bratcher, Jr.....................................    9,500/23,000          $0/$1,250
Kyle G. Fluegel.............................................   10,480/25,320          $0/$1,250
Fuminori Kobayashi..........................................      0/10,000            $0/$1,250
T. Clay Powers..............................................   37,000/68,000        $2,500/$6,875
Jerome L. Trojan III........................................   24,100/54,400        $2,000/$6,125

------------------------------
* Based on the closing price of the Common Stock on the Nasdaq Stock Market on September 28, 2001 of $1.25 per share.

DIRECTOR COMPENSATION

    All of the Company's directors, except for Mr. Brutsche, received a fee for serving on the Board of Directors and its Committees during the fiscal year ended September 30, 2001. For the fiscal year ended September 30, 2001,
Messrs. Clark and Maxson were each paid an annual fee of $83,995 for serving on the Board of Directors and the Executive Committee. For the fiscal year ended September 30, 2001, Mr. Smith was paid an annual fee of $67,000 for serving on the Board of Directors and the Compensation Committee. For the fiscal year ended September 30, 2001, Mr. Rettberg was paid $32,500 for serving on the Board of Directors and the Omnibus, Audit and Compensation Committees. Messrs. Scott and Tinkle were each paid $17,500 for serving on the Board of Directors and the Omnibus, Audit and Compensation Committees during the portion of the fiscal year ended September 30, 2001 in which they were directors. All fees were paid monthly. Commencing as of January 1, 2002, Messrs. Clark and Maxson will each be paid an annual fee of $83,000 for serving on the Board of Directors, the Executive Committee and various other Committees. Mr. Smith will be paid an annual fee of $67,000 for serving on the Board of Directors and the Compensation Committee. Each of the remaining directors, other than Mr. Brutsche, will be paid an annual fee of $30,000 for serving on the Board of Directors and its Committees. All fees will be paid monthly.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement (the "Deferred Compensation Agreement") with each of
Messrs. Brutsche, Clark, Maxson and Smith pursuant to which the Company agreed to pay each of them $167,000 annually for six years, payable monthly. Effective November 2, 1998, each of the Deferred Compensation Agreements was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, each of the Deferred Compensation Agreements was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which is equal to one-half of the then current monthly payment, and to extend the period during which the payments are due and owing from December 31, 2003 to December 31, 2005. Thus, pursuant to the Deferred Compensation Agreement, as amended, the Company is obligated to pay each of Messrs. Brutsche, Clark, Maxson and Smith $41,750 annually from January 1, 2002 to December 31, 2005. As of March 31, 1994, the Company, Vari-Lite and Woosch entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Woosch each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to a split-dollar agreement (the "Split-Dollar Agreements") with the Company. Each Split-Dollar Agreement provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

EMPLOYMENT AGREEMENTS

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Brutsche Employment Agreement") with H. R. Brutsche III, Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Brutsche Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Brutsche Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Brutsche Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsche Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). If
Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Brutsche Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsche Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Brutsche Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Executive Compensation--Director Compensation."

    As of January 1, 2001, the Company entered into an Executive Employment Agreement (the "Powers Employment Agreement") with T. Clay Powers, President of the Company. The initial term of the Powers Employment Agreement is for one year, with automatic extensions of successive one-year periods unless either the Company or Mr. Powers elects not to renew the term. Pursuant to the Powers Employment Agreement, Mr. Powers receives an annual salary of $275,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus in accordance with plans established for management employees of the Company.
Mr. Powers is also entitled to receive vacation and employee benefits in accordance with the policies of the Company in effect from time to time. If
Mr. Powers is terminated because of his disability or death, the

Company is obligated to pay him or his estate his base salary through the end of the term of the Powers Employment Agreement. If Mr. Powers is terminated for cause (as defined in the Powers Employment Agreement) or if Mr. Powers terminates the Powers Employment Agreement without good reason (as defined in the Powers Employment Agreement), the Company is obligated to pay Mr. Powers his accrued and unpaid salary through the date of termination. If Mr. Powers is terminated without cause or upon termination of the Powers Employment Agreement by Mr. Powers following a change of control (as defined in the Powers Employment Agreement) or for good reason, the Company is obligated to continue to pay
Mr. Powers his base salary in effect at the time of termination through the remainder of the term and for a one-year, three-year or one-year period, respectively, after the end of the term. If Mr. Powers is terminated without cause or upon termination of the Powers Employment Agreement by Mr. Powers for good reason or following a change of control, the Company is obligated to pay the applicable health insurance premiums for Mr. Powers and his dependents for a period not to exceed the continuation coverage period provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

    As of January 1, 2001, the Company entered into an Executive Employment Agreement (the "Trojan Employment Agreement") with Jerome L. Trojan III, Vice President--Finance and Chief Financial Officer of the Company. The initial term of the Trojan Employment Agreement is for one year, with automatic extensions of successive one-year periods unless either the Company or Mr. Trojan elects not to renew the term. Pursuant to the Trojan Employment Agreement, Mr. Trojan receives an annual salary of $180,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus in accordance with plans established for management employees of the Company. Mr. Trojan is also entitled to receive vacation and employee benefits in accordance with the policies of the Company in effect from time to time. If Mr. Trojan is terminated because of his death or disability, the Company is obligated to pay him or his estate his base salary through the end of the term of the Trojan Employment Agreement. If Mr. Trojan is terminated for cause (as defined in the Trojan Employment Agreement) or if Mr. Trojan terminates the Trojan Employment Agreement without good reason (as defined in the Trojan Employment Agreement), the Company is obligated to pay
Mr. Trojan his accrued and unpaid salary through the date of termination. If
Mr. Trojan is terminated without cause or upon termination of the Trojan Employment Agreement by Mr. Trojan following a change of control (as defined in the Trojan Employment Agreement) or for good reason, the Company is obligated to continue to pay Mr. Trojan his base salary in effect at the time of termination through the remainder of the term and for a one-year, two-year or one-year period, respectively, after the end of the term. If Mr. Trojan is terminated without cause or upon termination of the Trojan Employment Agreement by Mr. Trojan for good reason or following a change of control, the Company is obligated to pay the applicable health insurance premiums for Mr. Trojan and his dependents for a period not to exceed the continuation coverage period provided under COBRA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 2001, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Scott, Tinkle and Rettberg. Messrs. Rettberg, Scott and Tinkle are each independent directors.

    Mr. Smith has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that Mr. Smith will be available to provide consulting services to the Company in consideration for the Company's payment to Mr. Smith of an annual consulting fee of $20,000, payable monthly. The Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, Mr. Smith will receive the full consulting fee he would have received through the remainder of the three-year term.

    Mr. Smith has also entered into the Deferred Compensation Agreement with the Company, dated as of July 1, 1995, pursuant to which he receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, each of the Deferred Compensation Agreements was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which is equal to one-half of the then current monthly payment, and to extend the period during which the payments are due and owing from December 31, 2003 to December 31, 2005. Thus, pursuant to the Deferred Compensation Agreement, as amended, the Company is obligated to pay each of Messrs. Brutsche, Clark, Maxson and Smith $41,750 annually from January 1, 2002 to December 31, 2005.

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Board of Directors of the Company met four times during the fiscal year ended September 30, 2001. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served, except Mr. Scott who attended all of the meetings of the Board of Directors and one of the two (or 50%) meetings of the Audit Committee. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met eight times during the fiscal year ended September 30, 2001.

COMPENSATION COMMITTEE

    As of the fiscal year ended September 30, 2001, the Compensation Committee was composed of Messrs. Rettberg, Smith, Scott and Tinkle, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the 1997 Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time during the fiscal year ended September 30, 2001.

OMNIBUS COMMITTEE

    As of the fiscal year ended September 30, 2001, the Omnibus Committee was composed of Messrs. Rettberg, Scott and Tinkle, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the 1997 Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee took action on two occasions by unanimous written consent during the fiscal year ended September 30, 2001.

AUDIT COMMITTEE

    As of the fiscal year ended September 30, 2001, the Audit Committee was composed of Messrs. Rettberg, Scott and Tinkle, with Mr. Rettberg serving as Chairman. The Audit Committee is responsible for, among other things,
(a) reviewing and examining detailed reports of the Company's independent auditors, (b) consulting with internal and independent auditors regarding internal accounting controls, audit results and financial reporting procedures,
(c) recommending the engagement and continuation of engagement of the Company's independent auditors and (d) meeting with, and reviewing and considering recommendations of, the independent auditors. Messrs. Rettberg, Scott and Tinkle are each independent members of the Audit Committee. The Audit Committee met two times during the fiscal year ended September 30, 2001. The Audit Committee has adopted a formal written charter.

REPORT OF THE COMPENSATION COMMITTEE AND OMNIBUS COMMITTEE ON EXECUTIVE
  COMPENSATION

    The principal elements of compensation provided to the executive officers of the Company, including Mr. H.R. Brutsche III, the Chairman of the Board and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Annual Incentive Plan if performance exceeds targeted levels. Options granted under the Company's 1997 Omnibus Plan are also utilized as a component of compensation.

    Mr. Brutsche is entitled to receive a minimum annual salary of $433,000 pursuant to the Brutsche Employment Agreement. Subject to this minimum, Mr. Brutsche's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Brutsche was paid $519,258 during the fiscal year ended September 30, 2001 as base salary. In addition, Mr. Brutsche received additional annual compensation of $142,503 as a bonus payment pursuant to the Annual Incentive Plan, $83,500 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life. Mr. Brutsche's receipt of a bonus payment pursuant to the Annual Incentive Plan was based on the Company achieving its defined operating income goals and Mr. Brutsche's individual performance. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, each of the Deferred Compensation Agreements was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which is equal to one-half of the then current monthly payment, and to extend the period during which the payments are due and owing from December 31, 2003 to December 31, 2005. Thus, pursuant to the Deferred Compensation Agreement, as amended, the Company is obligated to pay Mr. Brutsche $41,750 annually from January 1, 2002 to December 31, 2005.

    The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets or in the discretion of the Omnibus Committee, or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance.

    The Compensation Committee and Omnibus Committee believe that the Annual Incentive Plan, ESOP and 1997 Omnibus Plan enable the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing a portion of the compensation of its executives on achievement of defined Company goals and improved stock price performance will properly motivate management and lead to increased profitability.

    This report is submitted by the members of the Compensation Committee and Omnibus Committee as of January 25, 2002.

                               COMPENSATION             OMNIBUS
                                COMMITTEE              COMMITTEE
                             ----------------       ----------------
                             John R. Rettberg       John R. Rettberg
                             William C. Scott       William C. Scott
                             J. Anthony Smith       J. R. K. Tinkle
                             J. R. K. Tinkle

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended
September 30, 2001. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section380), as amended. Additionally, the Audit Committee has received the written disclosures and a letter from the Company's independent accountants, Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Deloitte & Touche LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

    The Audit Committee reviewed the Company's audited financial statements as of and for the period ended September 30, 2001, and discussed them with management. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee as of January 25, 2002.

                                          John R. Rettberg
                                          William C. Scott
                                          J. R. K. Tinkle

    In accordance with the rules and regulations of the Securities and Exchange Commission, the report of the Compensation Committee and Omnibus Committee, the report of the Audit Committee and the stock performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return of the Common Stock for the period from October 16, 1997, the date of the Company's initial public offering, to September 30, 2001, with the cumulative total return of the Russell 2000 Index and the Standard & Poor's Entertainment Index from September 30, 1997 to September 30, 2001. The graph assumes an investment of $100.00 on October 16, 1997 or September 30, 1997, respectively, and assumes reinvestment of dividends.

                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
          AMONG VARI-LITE INTERNATIONAL, INC., THE RUSSELL 2000 INDEX
                       AND THE S & P ENTERTAINMENT INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               10/16/97   9/98    9/99    9/00   9/01
VARI-LITE INTERNATIONAL, INC.       100   22.92    8.33   10.68  10.42
RUSSELL 2000                        100   80.98   96.43  118.98  93.75
S & P ENTERTAINMENT                 100  126.91  161.29  222.66  72.58

  * $100 INVESTED ON 10/16/97 IN STOCK OR ON 9/30/97
     IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING SEPTEMBER 30.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the equity securities of the Company to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the equity and derivative securities of the Company. Based solely on its review of copies of such reports received or written representations from such officers, directors and persons who own more than ten percent of the equity of the Company, the Company believes that all Section 16(a) filing requirements applicable to such individuals were complied with during the fiscal year ended September 30, 2001, except as described below.

    The Initial Statement of Beneficial Ownership of Securities on Form 3 for J.
R. K. Tinkle (his initial report disclosing that he is not a beneficial owner of shares), a director of the Company, was filed late. The Statement of Changes in Beneficial Ownership on Form 4 was filed late for Richard W. Bratcher, Jr. (one report reflecting the grant of options), an officer of Vari-Lite, Tracy E. Key (one report reflecting the grant of options), an officer of the Company, Fuminori Kobayashi (one report reflecting the grant of options), an officer of Vari-Lite Asia, Janis C. Pestinger (one report reflecting the grant of options), an officer of the Company, T. Clay Powers (one report reflecting the grant of options) an officer of the Company, and Jerome L. Trojan III (one report reflecting the grant of options), an officer of the Company.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

    During the fiscal year ended September 30, 2001, certain directors of the Company received deferred compensation and consulting payments. See "Executive Compensation--Director Compensation."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 2001. A representative of Deloitte &
Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements included in the Company's
Form 10-K for the fiscal year ended September 30, 2001, and the reviews of the Company's financial statements included in the Company's Forms 10-Q for the fiscal year ended September 30, 2001, were $181,415.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Deloitte & Touche LLP did not render any professional services to the Company for the fiscal year ended September 30, 2001, with respect to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed to the Company for all services rendered by Deloitte & Touche LLP, other than those services described under the captions, "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2001, were $201,874.

    The Audit Committee of the Board of Directors has not considered whether the provision of the services described under the captions, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte & Touche LLP's status as the Company's independent auditors.

                            STOCKHOLDERS' PROPOSALS

    Any stockholder who may wish to present a proposal for consideration at the 2003 annual meeting of stockholders must submit the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement not later than September 26, 2002. That proposal must comply with
Section 8 of Article II of the Company's By-Laws and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the 2003 annual meeting of stockholders to reject any proposal submitted for that meeting after September 26, 2002 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                 MISCELLANEOUS

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies on such matters will vote the shares of Common Stock represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

    The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

    The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 2001, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 2001 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001. EXHIBITS TO THE FORM 10-K ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY'S COST IN PROVIDING SUCH EXHIBITS OR ON THE INTERNET AT http://www.sec.gov. ADDITIONAL COPIES OF THE 2001 ANNUAL REPORT TO STOCKHOLDERS MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, VARI-LITE INTERNATIONAL, INC., 201 REGAL ROW, DALLAS, TEXAS 75247.

                                          By Order of the Board of Directors

                                          /s/ Jerome L. Trojan III

                                          JEROME L. TROJAN III
                                          SECRETARY

Dallas, Texas
January 25, 2002



                                                  VARI-LITE INTERNATIONAL, INC.

               The undersigned (i) acknowledges receipt of the Notice dated January 25, 2002, of the Annual
          Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held on March 1, 2002, at 9:00 a.m., local time, at the offices of the Company at 201 Regal Row,
          Dallas, Texas 75247, and the Proxy Statement in connection therewith; and (ii) appoints H.R. Brutsche
          III and Jerome L. Trojan III, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on
          January 15, 2002, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse side.

               If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED.
          IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE




                                                                                                                 Please mark
                                                                                                                your votes as /X/
                                                                                                                 indicated in
                                                                                                                 this example


THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR
ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE
PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.           2. In the discretion of the proxies on any
                                                                                          other matters that may properly come
                                                                                          before the meeting or any postponements
                                 FOR                                                      or adjournments thereof.
                             all nominees     WITHHOLD
                            listed to the     AUTHORITY                                            FOR   AGAINST   ABSTAIN
                                right      to vote for all   Nominees:                             / /     / /       / /
                             (except as       nominees       01 James H. Clark, Jr.
1. Proposal to elect two      marked to      listed to       02 John R. Rettberg
   Class II directors to    the contrary)    the right
   serve until the annual        / /            / /                                       Please date this proxy and sign your name
   meeting of stockholders                                                                exactly as it appears hereon. Where there
   to be held in 2005 or                                                                  is more than one owner, each should sign.
   until their respective                                                                 When signing as an attorney,
   successors are elected                                                                 administrator, executor, guardian or
   and qualified.                                                                         trustee, please add your title as such. If
                                                                                          executed by a corporation, the proxy
                                                                                          should be signed by a duly authorized
                                                                                          officer.
(INSTRUCTION: To withhold authority to vote for any individual
nominee, write that nominee's name on the line below.)                                    Please mark, sign, date and return your
                                                                                          proxy promptly in the enclosed envelope
--------------------------------------------------------------                            whether or not you plan to attend the
                                                                                          Meeting. No postage is required. You may
                                                                                          nevertheless vote in person if you do
                                                                                          attend.



                                                                                          Dated: _____________________________, 2002

                                                                                          __________________________________________
                                                                                                  Signature of Stockholder

                                                                                          __________________________________________
                                                                                                  Signature of Stockholder

                                                                                          __________________________________________
                                                                                                    Title, if applicable

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                                                       FOLD AND DETACH HERE